                  AMENDMENT NO. 1 TO NOTE PURCHASE AGREEMENT



     This Amendment No. 1 to Note Purchase Agreement ("Amendment No. 1") is made this 30th day of March 1994 by and among SDI Operating Partners, L.P. (the "Company") and the Note Purchasers whose names appear in the acceptance form at the end hereof.

     WHEREAS, the Company and the Note Purchasers entered into a Note Purchase Agreement dated December 15, 1992, subject to the terms and conditions set forth therein; and

     WHEREAS, the Company and the Noteholders wish to enter into this Amendment No. 1 to modify certain covenants set forth in the Note Purchase Agreement,

     NOW, THEREFORE, in consideration of additional one-time interest of .05% paid concurrently herewith, and the Agreements herein set forth and intending to be legally bound hereby, the parties hereto agree as follows:

     Paragraph 7.3 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

            (S)7.3  Debt. A. The Company will not, and will not permit any
                    ----
            Restricted Subsidiary to create, assume, incur or guarantee any Debt, unless

            (1) in the case of the Company, on the date such Debt is incurred and after giving effect thereto and to the concurrent retirement of any other Debt,

                    (i) the ratio of (x) Consolidated Debt to (y) EBITA is less than the ratio specified below opposite the period during which such Debt is to be incurred:

                                Period                             Ratio
                                ------                             -----
                          From January 1, 1994 through
                            & including September 30, 1994       4.35 to 1.00
                          From October 1, 1994 through
                            & including December 31, 1994        3.70 to 1.00
                          From January 1, 1995 through
                            & including September 30, 1995       4.15 to 1.00
                          From October 1, 1995 through
                            & including December 31, 1995        3.20 to 1.00
                          From January 1, 1996 through
                            & including September 30, 1996       3.65 to 1.00
                          From October 1, 1996 through
                            & including December 31, 1996        2.80 to 1.00
                          From January 1, 1997 through
                            & including September 30, 1997       3.25 to 1.00
                          From October 1, 1997 through
                            & including December 31, 1997        2.45 to 1.00
                          On and at all times after
                            January 1, 1998                      2.90 to 1.00

                     (ii) The ratio of (x) Consolidated Debt to (y) EBITDA minus Capital Expenditures is less than the ratio specified below opposite the period during which such Debt is to be incurred:

                                  Period                           Ratio
                                  ------                           -----
                            From January 1, 1994 through
                             & including September 30, 1994       4.23 to 1.00
                            From October 1, 1994 through
                             & including December 31, 1994        3.70 to 1.00
                            From January 1, 1995 through
                             & including September 30, 1995       4.10 to 1.00
                            From October 1, 1995 through
                             & including December 31, 1995        3.25 to 1.00
                            From January 1, 1996 through
                             & including September 30, 1996       3.75 to 1.00
                            From October 1, 1996 through
                             & including December 31, 1996        2.90 to 1.00
                            From January 1, 1997 through
                             & including September 30, 1997       3.40 to 1.00
                            From October 1, 1997 through
                             & including December 31, 1997        2.60 to 1.00
                            On and at all times after
                             January 1, 1998                      3.10 to 1.00

            (2)      in the case of a Restricted Subsidiary,

                     (i) such Debt is owed to the Company or a Wholly-owned Subsidiary,

                     (ii) such Debt is Funded Debt which exists at the time a person becomes a Restricted Subsidiary (and is not incurred in anticipation thereof), provide that at the time such person becomes a Restricted Subsidiary, and after giving effect thereto, the Company shall be entitled to incur at least $1 of additional Debt under clause (1) above and shall be in compliance with Subsection B below, and provided further that at the time such person becomes a Restricted Subsidiary, and after giving effect thereto, the aggregate outstanding amount of Funded Debt of Restricted Subsidiaries incurred pursuant to this clause (ii) shall not exceed 8% of Consolidated Capitalization or

                     (iii) such Debt is listed on Exhibit C (or any refinancing of such Debt on substantially similar terms).

      B. The Company will not permit Consolidated Funded Debt (including any Debt outstanding under the Revolving Credit Facility) during any period specified below to exceed the percentage of Consolidated Capitalization set forth opposite such period:

                                                              Percentage of
                                                              Consolidated
                          Period                              Capitalization
                          ------                              --------------
                   From January 1, 1994 through
                     & including September 30, 1994               68.3%
                   From October 1, 1994 through
                     & including December 31, 1994                65.7%
                   From January 1, 1995 through
                     & including September 30, 1995               66.2%
                   From October 1, 1995 through
                     & including December 31, 1995                62.9%
                   From January 1, 1996 through
                     & including September 30, 1996               64.2%
                   From October 1, 1996 through
                     & including December 31, 1996                58.5%
                   From January 1, 1997 through
                     & including September 30, 1997               59.5%
                   From October 1, 1997 through
                     & including December 31, 1997                56.0%
                   On and at all times after
                     January 1, 1998                              56.0%



     IN WITNESS WHEREOF, the parties hereto have, by their duly authorized officers or partners, executed this Amendment No. 1 on the date first above written.

                                       SDI PARTNERS I, L.P.
                                        by its General Partner
                                        Lehman/SDI, Inc.


                                        By /s/Louis J. Cissone
                                          ------------------------
                                            LOUIS J. CISSONE
                                            Senior Vice President



                                       TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA


                                        By /s/William Stuart Shepetin
                                          ---------------------------
                                            WM. STUART SHEPETIN
                                            Associate Director
                                            Private Placements



                                       NEW YORK LIFE INSURANCE COMPANY


                                        By
                                          ------------------------
                                            TIMOTHY M. REIL
                                            Investment Vice President



                                       NEW YORK LIFE INSURANCE AND ANNUITY
                                       CORPORATION


                                        By
                                          ------------------------
                                            TIMOTHY M. REIL
                                            Investment Vice President



                                       MASSACHUSETTS MUTUAL LIFE INSURANCE
                                       COMPANY


                                        By
                                          ------------------------
                                            MICHAEL P. HERMSEN
                                            Second Vice President

     IN WITNESS WHEREOF, the parties hereto have, by their duly authorized officers or partners, executed this Amendment No. 1 on the date first above written.

                                       SDI PARTNERS I, L.P.
                                        by its General Partner
                                        Lehman/SDI, Inc.


                                        By /s/LOUIS J. CISSONE
                                          ------------------------
                                            LOUIS J. CISSONE
                                            Senior Vice President



                                       TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA


                                        By
                                          ------------------------
                                            WM. STUART SHEPETIN
                                            Associate Director
                                            Private Placements



                                       NEW YORK LIFE INSURANCE COMPANY


                                        By /s/TIMOTHY M. REIL
                                          ------------------------
                                            TIMOTHY M. REIL
                                            Investment Vice President



                                       NEW YORK LIFE INSURANCE AND ANNUITY
                                       CORPORATION


                                        By /s/TIMOTHY M. REIL
                                          ------------------------
                                            TIMOTHY M. REIL
                                            Investment Vice President



                                       MASSACHUSETTS MUTUAL LIFE INSURANCE
                                       COMPANY


                                        By
                                          ------------------------
                                            MICHAEL P. HERMSEN
                                            Second Vice President

     IN WITNESS WHEREOF, the parties hereto have, by their duly authorized officers or partners, executed this Amendment No. 1 on the date first above written.

                                       SDI PARTNERS I, L.P.
                                        by its General Partner
                                        Lehman/SDI, Inc.


                                        By /s/LOUIS J. CISSONE
                                          ------------------------
                                            LOUIS J. CISSONE
                                            Senior Vice President



                                       TEACHERS INSURANCE AND ANNUITY
                                       ASSOCIATION OF AMERICA


                                        By
                                          ------------------------
                                            WM. STUART SHEPETIN
                                            Associate Director
                                            Private Placements



                                       NEW YORK LIFE INSURANCE COMPANY


                                        By
                                          ------------------------
                                            TIMOTHY M. REIL
                                            Investment Vice President



                                       NEW YORK LIFE INSURANCE AND ANNUITY
                                       CORPORATION


                                        By
                                          ------------------------
                                            TIMOTHY M. REIL
                                            Investment Vice President



                                       MASSACHUSETTS MUTUAL LIFE INSURANCE
                                       COMPANY


                                        By /s/MICHAEL P. HERMSEN
                                          ------------------------
                                            MICHAEL P. HERMSEN
                                            Second Vice President